Lions Gate to Acquire Baja Aquafarms

NEW YORK, July 22 /PRNewswire-FirstCall/ -- Lions Gate Lighting Corp. ("Lions Gate" or the "Company") (OTC Bulletin Board:LNLT.ob - News) announced that it has entered into an agreement to acquire 33% of Baja Aquafarms (“Baja”) along with an option agreement to acquire the remaining 67% (the "Agreements") .  The acquisition of the 33% interest is effective upon the issuance of Baja shares to the Company, which shall be no later than August 30, 2010, and the Company has until September 15, 2010 to exercise its option to acquire the remaining 67%.  The Company will invest cash into Baja in the amount of $8,000,000 by July 31, 2010.  In addition, an amount of $10,000,000 will be paid to the sellers out of the proceeds from the sale of a portion of Baja’s inventory by September 30, 2010.    If the option is exercised, the Company will also issue 10,000,000 shares of its common stock.

Baja is a private Mexican company that owns and operates facilities and equipment in the territorial waters of Baja California, Mexico where it fishes for and farms Pacific Northern Bluefin Tuna for sale primarily into the Japanese sushi and sashimi market.  Baja is the largest tuna farming operation in Mexico and has been fishing and farming Bluefin Tuna since 2000.  The operation is well run and managed and will continue to operate using existing management and employees.  The combination of the two companies is anticipated to lead to greater efficiencies and knowledge as they combine and transfer knowledge between Baja and Kali Tuna, Lions Gate's wholly owned subsidiary.

Oli Steindorsson, the Chairman and Chief Executive Officer of the Company, said "The combination of Baja and our cornerstone operation Kali Tuna will more than double our operations while adding geographical diversity. Additionally, the proximity of the farm to the United States markets will allow us to develop additional markets for Bluefin Tuna in the United States and Canada."

Mr. Steindorsson continued, "One of the Company's goal is to produce and distribute high quality bluefin tuna in a sustainable manner.  The Mexican government supports our goals in preserving sustainable resources as does the Croatian government.  I would like to thank the Croatian government for all its current and past support and look forward to developing common goals with the Mexican government.  The combined goals of the Mexican operation and the Croatian operation will be to continue to seek the creation of self sustaining farming environments."

Robert Gudfinnsson, the Director of Baja said "The combination of the two companies will strengthen both companies by combining the best practices of Baja with the best practices of Kali Tuna.  Additionally, the strength of the Atlantis marketing organization which supports Kali Tuna's marketing effort in Japan will bring immediate benefit to the marketing of Baja's tuna."

About the Company

The Company owns and operates Kali Tuna which is an established Croatian-based aquaculture operation raising Northern Bluefin Tuna in the Croatian part of the Adriatic Sea. The Company intends to become the leader in the Northern Bluefin Tuna industry by acquisition and internal growth. The growth of the Company will be founded on the sustainable management of resources and economically sound practices, seeking opportunities resulting from market consolidation and scientific progress in the industry.  The Company is in the process of changing its name to Umami Sustainable Seafood Inc.

Notice Regarding Forward Looking Statements

This press release contains projections and forward-looking statements, as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release, which are not purely historical, are forward-looking statements and can include, without limitation, statements based on current expectations involving a number of risks and uncertainties and which are not guarantees of future performance of the Company such as the statements that (i) the Company will complete the remaining 67% of the Baja acquisition; (ii) the combination of the Company and Baja will enable the Company's shareholders to potentially realize significant value; and (iii) that Baja will continue to be profitable in the future. There are numerous risks and uncertainties that could cause actual results and the Company's plans and objectives to differ materially from those expressed in the forward-looking information, including (i) the inability to close the purchase of the remaining 67% for any reason; (ii) adverse market conditions; (iii) any adverse occurrence with respect to the farmed seafood industry generally or the business of Kali Tuna and/or Baja specifically; (iv) any impediments to the acquisition and growth plans in the event the remaining 67% of the acquisition is not completed; and (v) changes in the regulatory environment. Actual results and future events could differ materially from those anticipated in such information. These and all subsequent written and oral forward-looking information are based on estimates and opinions of management on the dates they are made and are expressly qualified in their entirety by this notice. Although the Company believes that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance those beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors set forth in the Company's Current Report on Form 8-K filed on July 7, 2010, and other reports filed or to be filed from time-to-time with the Securities and Exchange Commission.